Exhibit 10.8
LOGAN’S ROADHOUSE, INC. NON-QUALIFIED
SAVINGS PLAN
RABBI TRUST AGREEMENT

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GRANTOR TRUST UNDER
LOGAN’S ROADHOUSE, INC. NON-QUALIFIED SAVINGS PLAN
This Trust Agreement is entered into as of October 2, 2006, by and between the Logan’s Roadhouse, Inc. (the “Company”) and New York Life Trust Company, a New York corporation (the “Trustee”).
WHEREAS, the Company has adopted the Logan’s Roadhouse, Inc. Non-Qualified Savings Plan (the “Plan”), a nonqualified deferred compensation plan; and
WHEREAS, the Company has incurred or expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan; and
“WHEREAS, the Company wishes to establish a trust (the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s Insolvency, as herein defined, until paid to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and
WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement’ and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); and
WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan;
NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

ARTICLE I
ESTABLISHMENT OF TRUST; APPOINTMENT
AND ACCEPTANCE OF TRUSTEE
1.01 Establishment of Trust
(a)	The Company hereby deposits with the Trustee in trust one hundred dollars ($100), which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. All such money and other property, all investments and reinvestments made therewith or proceeds thereof and all earnings and profits thereon, less all payments and charges as authorized herein, are hereafter referred to as the “Trust Fund.” The Trustee may use a general disbursement account for distributions from the Trust Fund, without incurring any liability for the payment of interest thereon, notwithstanding the Trustee’s receipt of credit or interest in respect of funds held in such disbursement account.

(b)	The Trust hereby established shall be irrevocable.

(c)	The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

(d)	The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of Plan participants and their beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3.01 herein.

(e)	The Company, in its sole discretion, may at any time, or from time to time, make additional deposits of cash or other property (acceptable to the Trustee) in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.
1.02	Title of Trust. The Trust shall be known as the Logan’s Roadhouse, Inc. Non-Qualified Savings Trust.
1.03	Appointment and Acceptance of Trustee. The Company hereby appoints New York Life Trust Company as Trustee of the Trust and represents that this Trust Agreement constitutes a legal, valid and binding obligation of the Company.
The Trustee accepts its appointment as Trustee hereunder.

1.04	Receipts. The Trustee shall receive in cash or other assets acceptable to the Trustee, subject to any applicable minimum amount established by the Trustee, all contributions paid or delivered to it in respect of the Plan and the Trust and all transfers paid or delivered in respect of the Plan to the Trust from a predecessor trustee, provided that the Trustee shall not be obligated to receive any such contribution or transfer unless prior thereto, as the Trustee may specify, the Trustee has received such reconciliation, allocation, investment or other information concerning, or such direction, contribution or representation with respect to, the contribution or transfer or the source thereof as the Trustee, in its sole discretion, may require. The Trustee shall have no duty or authority to (a) require any contributions or transfers to be made in respect of the Plan or to the Trustee, (b) compute any amount to be contributed or transferred in respect of the Plan to the Trustee, or (c) determine whether amounts received by the Trustee comply with the Plan. The Trustee shall not be responsible for any assets until it receives such assets.
1.05	Trust. The Trust shall consist of all money and other property acceptable to and received by the Trustee pursuant to Section 1.04 hereof, plus any income or gains on such assets and less any investment loss or expense, benefit or disbursement paid pursuant to this Trust Agreement or the Plan. The Trustee shall hold the Trust, without distinction between principal and income, as a nondiscretionary trustee pursuant to the terms of this Trust Agreement. The Trustee may use a general disbursement account for distributions from the Trust, without incurring any liability for payment of interest thereon, notwithstanding the Trustee’s receipt of credit or interest in respect of funds held in such disbursement account.
1.06	Another Trust. If the Company so elects, and the Trustee consents, the Company may appoint another trustee under the Plan with respect to assets which the Company desires to contribute or . have transferred to the Trustee, but which the Trustee does not choose to accept. The Trustee shall discharge its duties and responsibilities solely with respect to those assets of the Trust delivered into its possession and shall have no duties or responsibilities or obligations with respect to property of the other trust nor any liability for the acts or omissions of the other trustee. As a condition to the Trustee’s consent to the appointment of another trustee, the Company shall assure that record keeping, distribution and reporting procedures are established on a coordinated basis between the Trustee and the other trustee as the Trustee considers necessary or appropriate with respect to the Trust.
1.07  Effectiveness. This Trust Agreement shall become effective as of October 2, 2006.

ARTICLE II
PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES;
DIRECTIONS, AND TAXES
2.01 Payments to Plan Participants and their Beneficiaries
(a)	The Company shall deliver to the Trustee a schedule (the “Payment Schedule”) that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement of payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the _ Plan Sponsor in accordance with such Payment Schedule. The Company shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall make provision for the payment of amounts withheld to the appropriate taxing authorities.

(b)	The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by the Company or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

(c)	The Company may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. The Company shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

(d)	Disbursements of money or property from the Trust shall be made by the Trustee upon direction from the Company or its Delegee. Disbursements by the Trustee shall be transmitted to the Company or a Delegee for delivery to the proper payees or to payee addresses supplied by the Company a Delegee, and the Trustee’s obligation to make such payments shall be satisfied upon such transmittal. The Trustee shall have no obligation to determine the identity of persons entitled to disbursements under the Plan or their addresses furnished by the Company or a Delegee in accordance with the terms of this Trust. The Trustee shall not be required to make any disbursement in excess of the liquidated value of the Trust at the time of the disbursement. The Trustee shall not be responsible for the adequacy of the Trust to meet and discharge any and all disbursements and liabilities under the Plan.
2.02	Fiduciaries. The Company agrees that it is responsible for (i) the administration and operation of the Plan, and (ii) the investment and management of Plan assets. The Company may, upon written notice to the Trustee, delegate such responsibilities to other persons or entities (a “Delegee”). In no event shall the Trustee assume such responsibilities.
2.03	Directions. Directions from or on behalf of the Company or a Delegee shall be communicated to the Trustee or the Trustee’s designee only in a manner and in accordance with procedures acceptable to the Trustee. The Trustee’s designee shall be empowered to implement any such directions, provided they are in accordance with procedures acceptable to the Trustee. The Trustee shall have no liability for following any such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person making or failing to make any directions under the Plan or this Trust Agreement nor any duty or obligation to review any such direction, act or omission.
2.04	Disputed Payments. If a dispute arises over the propriety of the Trustee making any payment from the Trust, the Trustee may withhold the payment until the dispute has been resolved by a court of competent jurisdiction or settled by the parties to the dispute. The Trustee may consult legal counsel and shall be fully protected in acting upon the advice of counsel. The Company hereby indemnifies the Trustee pursuant to Section 8.07 of this Trust Agreement for any acts taken or failed to be taken in good faith by the Trustee under this Section 2.04.
2.05	Taxes. The Company will from time to time pay taxes of any and all kinds which are lawfully levied or assessed upon or become payable in respect of the Trust Fund, the income or any property forming a part thereof, or any security transaction pertaining thereto. To the extent that any taxes lawfully levied or assessed upon the Trust Fund are not paid by the Company, the Trustee is authorized, with or without direction from the Company, a Delegee or any other person, to deduct from and charge against the Trust any taxes or assessments by any lawful taxing or governmental authority, including interest and penalties with respect thereto, which may be imposed upon the Trust or any account or the income thereof, or which the Trustee is required to pay with respect to the interest of any person therein, under existing or future laws. The Trustee shall have full power to pay any such tax or assessment, provided that at least fifteen (15) days prior to making such payment the Trustee shall give notice to the Company or Delegee of its intention to make such payment. Until paid, such taxes shall be a lien against the Trust. The Trustee shall not be personally liable for any such taxes, charges or assessments.
2.06	Expenses of Administration. Expenses incurred by the Company, a Delegee, or any Investment Manager designated pursuant to Section 4.02, or any other persons designated to act on behalf of the Company, including reimbursement for expenses incurred in the performance of their respective duties shall be paid from the Trust unless paid directly by the Company.

ARTICLE III
TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST
BENEFICIARY WHEN COMPANY IS INSOLVENT
3.01 Insolvency of the Company
(a)	The Trustee shall tease payment of benefits to Plan participants and their beneficiaries if the Company is Insolvent. The Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

(b)	At all times during the continuance of this Trust, as provided in Section 1.01(b) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.
(i)	The Board of Directors and the Chief Executive Officer of the Company shall have the duty to inform the Trustee in writing of the Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

(ii)	Unless the Trustee has actual knowledge of the Company’s Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company’s solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company’s solvency.

(iii)	If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to Plan participants or their beneficiaries and shall hold the assets of the Trust for the benefit of the Company’s general creditors. Under such circumstances the Trustee shall suspend Trust Fund payments and shall pay the assets held in the Trust Fund only as a court of competent jurisdiction shall direct to satisfy claims of general creditors of the Company. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(iv)	The Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2.01 of this Trust Agreement only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

(v)	Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to this Section 3.01 of and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

ARTICLE IV
INVESTMENTS
4.01	Investment Management. The Company (or its Delegee) shall manage the investment of the Trust. The Trustee shall invest the Trust as directed by the Company (or its Delegee), and the Trustee shall have no discretionary control over, nor any other discretion regarding, the investment or reinvestment of any asset of the Trust.
4.02	Investment Managers. Notwithstanding any provision of the Plan to the contrary, the Company may appoint one or more Investment Managers, who may be an affiliate of the Trustee, provided such appointment does not violate any law or regulation, to direct the Trustee in the investment of all or a specified portion of the assets of the Trust. Any such Investment Manager shall be directed by the Company to act in accordance with the procedures referred to in Section 4.08. The Company shall notify the Trustee in writing before the effectiveness of the appointment or removal of any Investment Manager.
If there is more than one Investment Manager whose appointment is effective under the Plan at any one time, the Trustee shall, upon written instructions from the Company, establish separate funds for control by each such Investment Manager. The funds shall consist of those Trust assets designated by the Company.
4.03	Participant Direction. In the event the Plan provides for participant or beneficiary direction of investment of accounts of such participants and beneficiaries, then the Company shall provide to the Trustee such information as the Trustee may specify for the implementation of the directions in accordance with procedures established by the Trustee.
4.04	Selection of Investments. Set forth on Schedule B attached hereto are those investments, from among the permitted investments listed in Section 5.01 hereof and subject to the Trustee’s acceptance of such investments, in which the assets of the Trust shall be invested. Schedule B may be revised from time to time in writing by the Company or any duly appointed Investment Manager, as the case may be, and delivered to the Trustee, without formal amendment of this Trust Agreement. Notwithstanding the permissible investments listed in Section 6.01 hereof, the Trustee may limit the categories of assets in which the Trust may be invested.
4.05	Funds Awaiting Investment. It is understood that the Trustee may, from time to time, have on hand funds which are awaiting investment, or funds from the sale of Trust assets which are awaiting reinvestment. In such event, the Trustee shall cause such funds to be held on deposit with the Trustee’s custodian until such funds are used to settle transactions or as may otherwise be contemplated hereunder. Notwithstanding the foregoing, if by the close of the business day following the day on which the funds are received, the Trustee is unable to identify the plan and trust to which any of such funds are to be credited, the Trustee shall return such funds to the originating financial or other institution. The interest on the aggregate cash balances the Trustee has on deposit with such custodian shall be paid in accordance with Section 9.01 of this Agreement.

4.06	Voting, Tendering and Other Rights. Except as otherwise set forth below, the Trustee shall vote all proxy and other materials for all investments held by the Trust, including, without limitation, securities issued by the Company (or any affiliate) (“Company securities”) in accordance with the directions of the Company. The Trustee shall follow all directions in this Section 4.06 and shall have no duty to exercise voting or other rights relating to any such security or other asset of the Trust.
4.07	Services Through Affiliated Organizations. The Trustee may enter into agreements with New York Life Insurance Company (“NYLIFE”), NYLIFE Distributors LLC (“Broker/Underwriter”), and any of their affiliates and/or subsidiaries, successors and assigns for the provision of services to the Trust. The Trustee is specifically authorized to place securities orders, settle securities trades, hold securities in custody and perform related activities on behalf of the Trust through or by the Broker/Underwriter. The Broker/Underwriter shall perform such acts for the participants’ accounts only if the Company has designated the Broker/Underwriter as the brokerage firm for participants’ accounts under the Plan and the Company and participants have received disclosure as described in this Section 4.07.
Trades and related activities effected through the Broker/Underwriter shall be subject to fees and commissions established by the Broker/Underwriter, which may be paid from the Trust or netted from the proceeds of trades.
No trades shall be executed through the Broker/Underwriter or other services provided unless the Company or its Delegee has received disclosure concerning the relationship of NYLIFE, Broker/Underwriter, or their affiliates, as the case may be, to the Trustee, and notice of the fees and commissions that may be paid to NYLIFE, the Broker/Underwriter, Trustee and/or their affiliates or subsidiaries.
4.08	Investment Directions. Directions for the investment or reinvestment of Trust assets from the Company, a Delegee, or a Plan participant or beneficiary, as the case may be, shall be communicated to, and implemented by, the Trustee, the Trustee’s designee or, with the Trustee’s consent, a broker/dealer designated for the purpose by the Company or a Delegee. Communication of any such direction to the Trustee or to such a designee or broker/dealer shall be in a manner acceptable to the Trustee and shall conclusively be deemed an authorization to the Trustee, such designee or broker/dealer to implement the direction. The Trustee shall have no liability for it or any other person following such directions or failing to act in the absence of any such directions. The Trustee shall have no liability for the acts or omissions of any person directing the investment or reinvestment of Trust assets or making or failing to make any direction referred to in Section 4.06. Neither shall the Trustee have any duty or obligation to review any such investment or other direction, act or omission or, except upon receipt of a proper direction, to invest or otherwise manage any asset of the Trust which is subject to the control of any such person or to exercise any voting or other right referred to in Section 4.06.
In the event no direction is received with respect to investment or reinvestment of uninvested Trust assets, such assets shall be invested by the Trustee in the investment specified on Schedule B attached hereto.
4.09	Mutual and Other Investment Funds. The Company may direct the Trustee to purchase shares of a regulated investment company, or an interest in another pooled investment fund (individually and collectively referred to hereafter as “Investment Fund”) advised, managed or offered by NYLIFE, Broker/Underwriter or Trustee, or an affiliate or subsidiary of any of them. If any such Investment Fund held on behalf of the Trust or a participant account is terminated or reorganized, or a new series or class of such Investment Fund is issued, pursuant to the terms set forth in the prospectus, statement of additional information or other documents governing such Investment Fund, the Trustee shall be authorized to surrender any shares or interests in such Investment Fund, and accept and hold shares or interests of equivalent value issued in connection with such termination, reorganization or issuance on behalf of the Trust and participant accounts, as applicable.
The Company acknowledges that the Company and the participants, if appropriate, have received a copy of the prospectus or other similar disclosure document for each Investment Fund selected by the Company, a Delegee, any duly appointed Investment Manager, or the participants, as the case may be.
Purchases and sales of units of Investment Funds (other than for exchanges) shall be made on the date on which the Trustee receives from the Company, in good order, all information and documentation necessary to accurately effect such purchases and sales (or in the case of a purchase, the subsequent date on which the Trustee is able to invest the funds necessary to make such purchase).

ARTICLE V
INVESTMENT AUTHORITY
5.01	Nondiscretionary Investment Powers. At the direction of the Company or a Delegee authorized to direct such action as referred to in Article IV hereof, but limited to those assets or categories of assets acceptable to the Trustee as referred to in Sections 1.05 and 4.04, the Trustee, or the Trustee’s designee or a broker/dealer as referred to in Section 4.07 and 4.08, is authorized and empowered:
(a)	To invest and reinvest the Trust Fund, together with the income therefrom, in:
(i)	Common stock, preferred stock, convertible preferred stock, bonds, debentures, convertible debentures and bonds, mortgages, notes, commercial paper and other evidences of indebtedness;

(ii)	Bank investment contracts;

(iii)	Shares of regulated investment companies, including those advised, managed or offered by the Trustee, or an affiliate of the Trustee;

(iv)	Common, pooled, group or commingled investment funds, or options to buy or sell securities or other assets, provided same are within regulated investment companies or common, pooled, group or commingled investment funds;

(v)	Notes evidencing loans to participants in accordance with the terms of the Plan;

(vi)	Company securities;

(vii)	Stable value investments, whether or not issued by an affiliate of the Trustee, including, without limitation, separate account contracts, guaranteed investment contracts (“GICs”), and synthetic guaranteed investment contracts (“synthetic GICs”);

(viii)	Guaranteed investment and annuity contracts heretofore entered into by the predecessor trustee and specifically identified on Schedule D attached hereto (“Existing GICs”) provided, however, that the Company hereby directs the Trustee to continue to hold such Existing GICs until the Company directs otherwise; and

(iv)	Other marketable securities traded on a national securities exchange which are acceptable to the Trustee.
(b)	To sell, exchange, convey, transfer, or otherwise dispose of any property held in the Trust, by private contract or at public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or other property delivered to the Trustee or to inquire into the validity, expediency, or propriety of any such sale or other disposition.

(c)	To cause any securities or other property held as part of the Trust to be registered in the Trustee’s own name, in the name of one or more of its nominees or to be held in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust.

(d)	To keep that portion of the Trust in cash or cash balances as the Company may, from time to time, deem to be in the best interest of the Trust.

(e)	To make, execute, acknowledge, and deliver any and all documents of transfer or conveyance and to carry out the powers herein granted.

(f)	To consent to or participate in any plans for the reorganization, recapitalization, consolidation or merger, or sale or lease of assets of any corporation, any security of which is held in the Trust, and to pay any and all costs and assessments imposed upon the owners of _ such securities as a condition of their participation therein, and to consent to any contract, lease, mortgage, purchase or sale of property, by or between such corporation and any other corporation or person.

(g)	To grant options to purchase any property.

(h)	To foreclose any obligation by judicial proceedings or otherwise.

(i)	To disclose any information concerning the existence, condition, management and administration of the assets of the Trust as may be required by law or as may be necessary to prepare any reports required by law.

(j)	To lend, through a common, collective, or Investment Fund, any securities held in such fund to brokers, dealers or other borrowers and to permit the loaned securities to be transferred into the name and custody and be voted by the borrower or others.

(k)	To retain any assets in the Trust for such period of time as the Trustee deems appropriate.

(l)	To exercise or dispose of any conversion privilege or subscription right which the Trustee may have as a holder of any security or otherwise.

(m)	To deposit any security in any voting trust or under any pooling agreement or with any protective or reorganization committee, or with depositories designated by such trust, agreement or committee, and to delegate such power and authority with relation thereto as the Trustee may deem proper, and to agree to pay and to pay out of the Trust assets such portion of the expenses and compensation of such trust, agreement or committee as the Trustee may deem proper.

(n)	To execute and deliver any general or specific proxies or powers of attorney, with or without power of substitution, to such person or persons as the Trustee may deem proper, granting to such persons such power and authority with relation to any property or securities at any time held by the Trust as the Trustee may deem proper.

(o)	To borrow money from any source with or without giving security, and to encumber the Trust assets by mortgage, deed of trust, pledge or otherwise.

(p)	To renew or extend the time of payments of any obligation due or becoming due.

(q)	To settle, compromise, or submit to arbitration any claims, debts, or damages due to or arising from the Trust; to commence or defend suits or legal or administrative proceedings; to represent the Trust in all suits and legal and administrative hearings; and to pay all reasonable expenses arising from any such action, from the Trust if not paid by the Company.

(r)	To employ legal, accounting, clerical, and other assistance as may be required in carrying out the provisions of this Trust Agreement and to pay their reasonable expenses and compensation from the Trust if not paid by the Company.

(s)	To do all other acts although not specifically mentioned herein, as the Trustee may deem necessary to carry out any of the foregoing powers and the purposes of this Trust Agreement.

ARTICLE VI
DISPOSITION OF INCOME
6.01	Disposition of Income. During the term of the Trust, all income received by the Trust, net of expenses and taxes, should be accumulated and reinvested.

ARTICLE VII
ACCOUNTING BY TRUSTEE; RECORDS AND VALUATIONS
7.01	Records. The Trustee shall maintain or cause to be maintained records generated by the Trustee and accounts of all Trust transactions and assets. The records and accounts of all Trust transactions and assets shall be available at reasonable times during normal business hours for inspection or audit by the Company, a Delegee or any person designated for the purpose by either of them.
7.02	Accountings. The Trustee shall, not less than quarterly, and within ninety (90) days following the close of each fiscal year of the Plan or the effective date of the removal or resignation of the Trustee, file with the Company a written accounting setting forth all transactions since the end of the period — covered by the last previous accounting. The accounting shall include a listing of the assets of the Trust showing the value of such assets at the close of the period covered by the accounting. On direction of the Company, and if previously agreed to by the Trustee in writing, the Trustee shall submit to the Company interim valuations, reports or other information pertaining to the Trust.
The Company may approve the accounting by written approval delivered to the Trustee or by failure to deliver written objections to the Trustee within sixty (60) days after receipt of the accounting. Any such approval shall be binding on the Company, Delegees and to the extent all other persons.
7.03	Valuation. The assets of the Trust shall be valued as of each valuation date as specified under the Plan at fair market value as determined by the Trustee based upon such sources of information as it may deem reliable. The reasonable costs incurred in establishing values of the Trust shall be a charge against the Trust, unless paid by the Company pursuant to Section 9.01 hereof.

The Trustee, may, when unable to arrive at a value based upon information from independent sources, rely upon information from the Company, a Delegee, appraisers, or other sources, and shall not incur any liability for inaccurate valuation based in good faith upon such information.

ARTICLE VIII
RESPONSIBILITY OF TRUSTEE; AGENTS; AND INDEMNIFICATION
8.01	Standard of Care. The Trustee shall discharge its duties hereunder with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. As a directed trustee, the Trustee assumes no responsibility and shall not be liable for any losses sustained by the Trust by reason of the purchase, retention, sale or exchange of any investment in accordance with the provisions of this Trust Agreement. Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or by applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code. The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law as set forth in this Agreement, unless expressly provided otherwise herein, or expressly provided otherwise in the Plan; provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor trustee, or to loan to any person the proceeds of any borrowing against such policy.
8.02	Delegees; Agents of the Company. The Company shall identify each Delegee on Schedule A attached hereto, and provide to the Trustee specimen signatures of each member thereof. The Company shall promptly give written notice to the Trustee of a change in the identity of a Delegee, or any member thereof, by submitting a revised Schedule A to the Trustee, and until such revised Schedule A is received by the Trustee, the Trustee shall be fully protected in assuming that the identity on Schedule A of a Delegee, and the members thereof, is unchanged. Each person authorized in accordance with the Plan to give a direction to the Trustee on behalf of a Delegee shall be identified to the Trustee and such Schedule A shall contain a specimen of the signature of each such authorized person. The Trustee shall be entitled to rely on Schedule A as evidence of the identity and authority of the persons appointed until a revised Schedule A setting forth the appointment of a successor is received by the Trustee from the Company. A revision to Schedule A hereunder shall not require or constitute formal amendment of this Trust Agreement. The Company may use the Agent of Company and/or Agents of Delegees, as identified in Schedule A attached hereto, for the purpose of satisfying its responsibilities under the terms of the Plan and this Trust Agreement. The direction of the Trustee by any such agent shall have the same effect as if made directly by the Company or a Delegee, as appropriate, under this Trust Agreement. In connection herewith, the Company hereby designates NYLIM, by its authorized individuals, as the party who may provide the Trustee with directions from the Company and upon which the Trustee will be fully protected in relying to the extent consistent with this Trust Agreement. The signature of each authorized NYLIM individual will be provided and certified to the Trustee by NYLIM.
8.03	Agents of Trustee. The Company acknowledges and authorizes the Trustee to use and employ agents, including its affiliates, in the performance of its responsibilities under this Agreement. The expenses and compensation for the services of any such agent as specified in Schedule D attached hereto, shall be paid from the Trust unless paid directly by the Company as set forth in Section 9.01 of this Trust Agreement.
8.04	Protection of Designees. To the extent that any designee of the Trustee is performing a function of the Trustee under this Trust Agreement, the designee shall have the benefit of all of the applicable limitations on the scope of the Trustee’s duties and liabilities, all applicable rights of indemnification granted hereunder to the Trustee and all other applicable protections of any nature afforded to the Trustee provided the designation is pursuant to this Trust Agreement.
8.05	Indemnification. The Company hereby indemnifies the Trustee against, and shall hold the Trustee harmless from, any and all loss, claim, liability, and expense, including reasonable attorneys fees, imposed upon the Trustee or incurred by the Trustee as a result of any acts taken, or any failure to act, in accordance with directions from the Company, a Delegee, Investment Manager or any other person specified in Article IV or V hereof, or any designee of any such person, or by reason of the Trustee’s good faith execution of its duties with respect to the Trust, including, but not limited to, its holding of assets of the Trust as provided for in Section 1.05, the Company’s obligations in the foregoing regard to be satisfied promptly on request by the Trustee, provided that in the event that the loss, claim, liability or expense involved is determined by a no longer appealable final judgment entered in a lawsuit or proceeding to have resulted from the gross negligence or willful misconduct of the Trustee, the Trustee shall promptly thereafter return to the Company any amount previously received by the Trustee under this Section with respect to such loss, claim, liability or expense.
If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.
8.06	Trustee’s Reliance. The Trustee shall have no duty to inquire whether directions by the Company, a Delegee, or any other person conform to the Plan, and the Trustee shall be fully protected in relying on such direction communicated in accordance with procedures acceptable to the Trustee from any person who the Trustee reasonably believes is a proper person to give the direction. The Trustee shall have no liability to any participant, any beneficiary or any other person for payments made, any failure to make payments, or any discontinuance of payments, on direction of the Company or a Delegee, or for any failure to make payments in the absence of directions from the Company or any person responsible for or purporting to be responsible for directing the investment of Trust assets. The Trustee shall have no obligation to request proper directions from any person. The Trustee may request instructions from the Company or a Delegee and shall have no duty to act or liability for failure to act if such instructions are not forthcoming.
8.07	Survival of Provisions. The provisions of this Article VIII shall survive the termination of this Trust Agreement.

ARTICLE IX
PAYMENTS TO TRUSTEE AND AGENTS
9.01	Payments to the Trustee. The Company understands and acknowledges that the Trustee’s fees would be higher if the Trustee did not earn income and/or interest on funds awaiting investment or reinvestment in accordance with Section 4.05, or pending distribution from the Trust in accordance with Section 1.05. Except as otherwise provided by applicable law, regulations promulgated thereunder, and interpretations by the Department of Labor, the Company hereby authorizes the Trustee to retain, as compensation hereunder, the Trust’s pro rata portion of any such income or interest and such additional amount as is set forth on Schedule D attached hereto, as amended from time to time in writing. In addition, the Trustee shall be entitled to reimbursement for all reasonable expenses incurred by it in the performance of its duties hereunder, including reasonable fees for legal services rendered to the Trustee (whether in connection with any litigation or otherwise), and all other proper charges and disbursement.
9.02	Expenses and Compensation. The Trustee shall not be obligated to transfer Trust assets until the Trustee is provided assurance by the Company satisfactory to the Trustee that all fees and expenses reasonably anticipated will be paid.

ARTICLE X
RESIGNATION AND REMOVAL OF TRUSTEE
10.01	Resignation. The Trustee may resign at any time upon at least sixty (60) days written notice to the Company, unless the parties agree to a shorter period.
10.02	Removal. The Company may remove the Trustee upon at least sixty (60) days written notice to the Trustee, unless the parties agree to a shorter period.
10.03	Settlement of Account. Upon resignation or removal of the Trustee, the Trustee shall have the right , to a settlement of its account, which settlement shall be made by a settlement agreement between the Trustee and the Company or, if no settlement is reached within sixty (60) days, by a judicial settlement in an action instituted by the Trustee. The Company shall bear their costs of any such judicial settlement. The parties shall bear the fees of their own attorneys.
10.04	Termination of Responsibility and Liability. Upon settlement of the account and transfer of the Trust to the successor trustee, all rights and privileges under this Trust Agreement shall vest in the successor trustee and all responsibility and liability of the Trustee with respect to the Trust and assets thereof shall terminate subject only to the requirement that the Trustee execute all necessary documents to transfer the Trust assets to the successor trustee.
10.05	Successor. If the Trustee resigned or is removed, a successor shall be appointed in accordance with Article XI hereof, by the effective date of resignation removal under Sections 10.01 or 10.02, as the case may be. If no such appointment has been made, the Trustee may apply to account of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

ARTICLE XI
APPOINTMENT OF A SUCCESSOR
11.01	Appointment of a Successor. Upon resignation or removal of the Trustee, the Company shall appoint a successor trustee. Upon failure of the Company to appoint, or the failure of the effectiveness of the appointment by the Company of, a successor trustee by the effective date of the resignation or removal, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor.
Promptly after receipt by the Trustee of notice of the effectiveness of the appointment of the successor trustee, the Trustee shall deliver to the successor trustee such records as may be reasonably requested to enable the successor trustee to properly administer the Trust and all property of the Trust after deducting therefrom such amounts as the Trustee deems necessary to provide for expenses, taxes, compensation or other amounts due to or by the Trustee pursuant to the provisions of this Trust Agreement not paid by the Company prior to the delivery.

ARTICLE XII
AMENDMENT OR TERMINATION
12.01	Amendment. This Trust Agreement may be amended by agreement between the Trustee and the Company, provided that no amendment of this Trust Agreement shall (a) conflict with the terms of the Plan, or (b) affect the rights, duties, responsibilities, obligations or liabilities of the Trustee without the Trustee’s written consent. The Company shall amend this Trust Agreement as requested by the Trustee to reflect changes in law which counsel for the Trustee advises the Trustee require such changes. Any proposed amendment under consideration by the Company shall be communicated to the Trustee in writing to permit the Trustee to review and comment thereon in due course before the Company acts on the proposed amendment. Final amendments to the Trust Agreement or a certified copy thereof shall be delivered to the Trustee promptly after adoption by the Company.
NYLIM is authorized to act as the Trustee’s agent for the purpose of holding an original executed copy of the Plan and all amendments of the Plan. The Company, prior to the execution of this Trust Agreement by both parties, has delivered to NYLIM- the text of the Plan and all amendments of the Plan as in effect as of the date of this Trust Agreement. The Company shall deliver to NYLIM promptly after adoption thereof a certified copy of each other amendment of the Plan.
12.02	Termination. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company. Upon such termination, the Trust shall be distributed as directed by the Company or a Delegee.

ARTICLE XIII
MISCELLANEOUS
13.01	Conflict with Plan. The rights, duties, responsibilities, obligations and liabilities of the Trustee are as set forth in this Trust Agreement, and no provision of the Plan or any other document shall be deemed to affect such rights, duties, responsibilities, obligations and liabilities. If there is a conflict between provisions of the Plan and this Trust Agreement with respect to any subject involving the Trustee, including but not limited to the responsibility, authority or powers of the Trustee, the provisions of this Trust Agreement shall be controlling.
13.02	Authority. Any action to be taken under this Trust Agreement by the Company or other person which is: (a) a corporation shall be taken by the board of directors of the corporation or any person or persons duly empowered by the board of directors to take the action involved, (b) a partnership shall be taken by an authorized general partner of the partnership, (c) a sole proprietorship by the sole proprietor, and (d) a committee shall be taken (i) at a meeting at which a quorum is present by the vote or concurrence of a majority of the members present or (ii) without a meeting by unanimous written consent of the members.
13.03	Restriction on Alienation. Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process. Any attempt to do so shall be void; and the Trustee shall disregard any attempt. Trust assets shall not in any manner be liable for or subject to debts, contracts, liabilities, engagement or torts of any Plan participant or beneficiary, and benefits shall not be considered an asset of any such a person in the event of the person’s insolvency or bankruptcy.
13.04	Arbitration. The Company acknowledges arbitration has proven to be an effective way to resolve disputes privately, promptly and economically, and hereby agrees that all controversies or claims which may arise between the Company and the Trustee and its affiliates in connection with the Trust, including, but not limited to, those involving any transactions therein, or the construction, performance, or breach of this or any other agreement between the Company and the Trustee and its affiliates, whether entered into prior, on, or subsequent to the date thereof, shall be settled by arbitration held in the State, City and County of New York and administered by the American Arbitration Association under its Commercial Arbitration Rules, to the extent such rules are not inconsistent with the provisions of this article, applying New York internal law. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitration shall be submitted to a panel (the “Panel”) consisting of one arbitrator appointed by claimant, one arbitrator appointed by respondent and a third arbitrator (the “neutral arbitrator”) chosen by the party-appointed arbitrators or as otherwise provided in this section. In the event that there is more than one claimant, all claimants shall appoint one arbitrator jointly; in the event that there is more than one respondent, all respondents shall appoint one arbitrator jointly. The Panel shall be impartial and disinterested. The arbitrators shall be persons who are experienced and knowledgeable in securities and trust, employee benefits or pension law. The arbitrators shall be attorneys duly licensed to practice law in one or more states. The Panel shall not have the authority to grant any remedy, including, without limitation, any equitable remedy which contravenes or changes any term of this Trust Agreement. The Panel shall not have the authority to award punitive, exemplary or treble damages under any circumstances. Each party shall bear the expense of the arbitrator appointed by it and shall jointly and equally bear with the other party the expenses of any stenographer requested, and of the neutral arbitrator. The remaining costs of the arbitration proceedings shall be finally allocated by the Panel, except that the Panel shall not have the power to award attorney’s fees. The Panel shall render its decision within thirty (30) days after termination of the hearing, which decision shall be in writing, stating the reasons therefor and including a brief description of each element of any damages awarded. The decision of the majority shall be final and binding.
13.05	Governing Law and Construction. This Trust Agreement and the Trust shall be construed, administered and governed under the laws of the State of New York. If any provision of this Trust Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall continue to be fully effective to the extent possible under the circumstances.
13.06	Successors and Assigns. This Trust Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
13.07	Gender. As used in this Trust Agreement, the masculine gender shall include the feminine and the neuter genders and the singular shall include the plural and the plural the singular as the context requires.
13.08	Headings. Headings and subheadings in this Trust Agreement are for convenience of reference only and are not to be considered in the construction of the provisions of the Trust Agreement.
13.09	Counterparts. This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and these counterparts shall constitute one and the same instrument which may be sufficiently evidenced by any one counterpart.
13.10	Special, Indirect or Consequential Damages. No party to this Trust Agreement shall be liable to any other party for special, indirect or consequential damages under any provision of this Trust Agreement or for any special, indirect or consequential damages arising out of any act or failure to act hereunder.

IN WITNESS WHEREOF, the Company and the Trustee have executed this Trust Agreement each by action of a duly authorized person.

LOGAN’S ROADHOUSE, INC.
By:	/s/ Amy Bertauski
Name:
	Title:	SVP of Accounting & Finance

NEW YORK LIFE TRUST COMPANY NEW YORK, NY
By:	/s/ ILLEGIBLE
Authorized Trust Officer
New York Life Trust Company

SCHEDULE A
DELEGEES AND AGENTS
In accordance with Section 8.04 of the Trust Agreement, the following persons are hereby designated to act singly and/or jointly, on behalf of the Plan:

DELEGEES:

Name: Amy Bertauski	Signature:	/s/ Amy Bertauski

Name: Bethany Brown	Signature:	/s/ Bethany Brown

Name: Lucy Daniels	Signature:	/s/ Lucy Daniels
AGENT OF COMPANY:
New York Life Investment Management LLC, by its authorized individuals, signatures of such individuals being on file with New York Life Trust Company.
DELEGEES FOR INVESTMENT OF TRUST ASSETS:

Name: Dave Cavallin	Signature:	/s/ Dave Cavallin

Name: Amy Bertauski	Signature:	/s/ Amy Bertauski
AGENT OF DELEGEES FOR INVESTMENT OF TRUST ASSETS:
New York Life Investment Management LLC, by its authorized individuals, signatures of such individuals being on file with New York Life Trust Company.
INVESTMENT MANAGER(S): N/A
BROKER: N/A
OTHER: N/A
Effective as of: October 2, 2006

Logan’s Roadhouse, Inc.
Non-Qualified Savings Plan
SCHEDULE B
SELECTION OF INVESTMENTS, INCLUDING INVESTMENT FOR FUNDS
AWAITING INVESTMENT AND DEFAULT INVESTMENT
In accordance with Section 4.04 of the Trust Agreement, the Company hereby directs that the assets of the Trust shall be invested in the following investments*:
•	MainStay Money Market Fund (Class A)

•	MainStay Indexed Bond Fund (Class A)

•	Barclays Global Investors LifePath Retirement Fund (Class I)

•	Barclays Global Investors LifePath 2010 Fund (Class I)

•	Barclays Global Investors LifePath 2020 Fund (Class I)

•	Barclays Global Investors LifePath 2030 Fund (Class I)

•	Barclays Global Investors LifePath 2040 Fund (Class I)

•	MainStay Balanced Fund (Class R2)

•	MainStay S&P 500 Index Fund (Class A)

•	Van Kampen Growth and Income Fund (Class A)

•	American Funds — The Growth Fund of America (Class R3)

•	Davis New York Venture Fund (Class A)

•	Oppenheimer Main Street Small Cap Fund (Class A)

•	Victory Special Value Fund (Class A Shares)

•	American Funds — EuroPacific Growth Fund (Class R3)

*	The direction by the Company to direct the assets of the Trust in the above-enumerated funds shall continue to apply notwithstanding any subsequent changes to names of such funds.
In accordance with Section 4.08 of the Trust Agreement, absent receipt by the Trustee of a direction from the proper person(s) for the investment or reinvestment of Trust assets, the Trustee shall cause such assets to be invested in the MainStay Money Market Fund (Class A).
Effective as of September 20, 2007 and authorized by

/s/ Dave Cavallin	/s/ Amy Bertauski

Dave Cavallin	Amy Bertauski
NOTE: Pursuant to the terms of the Trust Agreement (designating the individuals setfirth above to act singly and/or jointly in their capacity as Delegees for Investment of Trust Assets), only one of the above is required to sign.

SCHEDULE B
SELECTION OF INVESTMENTS, INCLUDING INVESTMENT FOR FUNDS
AWAITING INVESTMENT AND DEFAULT INVESTMENT
In accordance with Section 4.04 of the Trust Agreement, the Company hereby directs that the assets of the Trust shall be invested in the following investments*:
•	MainStay Money Market Fund (Class A)

•	MainStay Indexed Bond Fund (Class A)

•	Barclays Global Investors LifePath Retirement Fund (Class I)

•	Barclays Global Investors LifePath 2010 Fund (Class I)

•	Barclays Global Investors LifePath 2020 Fund (Class I)

•	Barclays Global Investors LifePath 2030 Fund (Class I)

•	Barclays Global Investors LifePath 2040 Fund (Class I)

•	MainStay Balanced Fund (Class R2)

•	MainStay S&P 500 Index Fund (Class A)

•	Van Kampen Growth and Income Fund (Class A)

•	AIM Mid Cap Core Equity Fund (Class A)

•	American Funds — The Growth Fund of America (Class R3)

•	Fidelity Advisor Dividend Growth Fund (Class T)

•	Oppenheimer Main Street Small Cap Fund (Class A)

•	American Funds — EuroPacific Growth Fund (Class R3)

*	The direction by the Company to direct the assets of the Trust in the above-enumerated funds shall continue to apply notwithstanding any subsequent changes to names of such funds.
In accordance with Section 4.08 of the Trust Agreement, absent receipt by the Trustee of a direction from the proper person(s) for the investment or reinvestment of Trust assets, the Trustee shall cause such assets to be invested in the MainStay Money Market Fund (Class A).
Effective as of: October 2, 2006

SCHEDULE C
EXISTING GICs/GACs
In accordance with Section 5.01(a) of the Trust Agreement, the Trustee is hereby directed to continue to hold the following guaranteed insurance contracts and/or guaranteed annuity contracts until such time as the Trustee is directed otherwise by the person(s) authorized to direct such action under Article IV of the Trust Agreement:
N/A
Effective as of: October 2, 2006

SCHEDULE D
TRUSTEE’S FEES
The Trustee shall retain as compensation for services rendered to the Plan the Trust’s proportionate share of any interest earned on aggregate cash balances the Trustee has on deposit with State Street Bank or any successor custodian with respect to (i) funds awaiting investment pr (ii) funds pending distribution from the Trust in accordance with the provisions of the Trust Agreement. Such interest retained by the Trustee shall generally be at money market rates.
With respect to funds awaiting investment: (i) where such funds are received by the Trustee on a day on which the New York Stock Exchange is open (“Business Day”) and before the close of the New York Stock Exchange on that day, such interest shall be earned by the Trustee through the end of the following Business Day; (ii) where such funds are received on a Business Day but after the close of the New York Stock Exchange on such day, or on a day which is not a Business Day, such interest shall be earned through the end of the second following Business Day.
When the Trustee processes an authorized distribution request from the Plan, funds will be transferred to a disbursement account maintained with State Street Bank or any successor custodian the following business day. The distribution check will be written and mailed on the date such funds are transferred to such disbursement account. Interest will be earned by the Trustee beginning on the date such funds are transferred to the distribution account and ending on the date the check is presented for payment, the timing of which is beyond the control of the Trustee. Upon request, the Company may receive from the Trustee a report to determine the status of outstanding distribution checks, and the extent to which such checks tend to remain outstanding.
Trustees Fees: Included in NYLIM’s Fees, plus the interest retained in connection with funds awaiting investment and funds pending distribution, as described above.
Effective as of: October 2, 2006